     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1997.

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              HUGHES SUPPLY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   FLORIDA                                       59-0559446
(State or Other Jurisdiction of Incorporation     (I.R.S. Employer Identification Number)
               or Organization)

                             20 NORTH ORANGE AVENUE
                                   SUITE 200
                             ORLANDO, FLORIDA 32801
              (Address of Principal Executive Offices) (Zip Code)
                               SUNBELT SUPPLY CO.
                    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                            (Full Title of the Plan)
                                J. STEPHEN ZEPF
                     TREASURER AND CHIEF FINANCIAL OFFICER
                              HUGHES SUPPLY, INC.
                             20 NORTH ORANGE AVENUE
                                   SUITE 200
                             ORLANDO, FLORIDA 32801
                    (Name and Address of Agent for Service)
                                 (407) 841-4755
         (Telephone Number, Including Area Code, of Agent for Service)
                          Copies of Communications to:

        BENJAMIN P. BUTTERFIELD, ESQ.                      G. WILLIAM SPEER, ESQ.
               GENERAL COUNSEL                             MARK A. LOEFFLER, ESQ.
             HUGHES SUPPLY, INC.                   POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
      20 NORTH ORANGE AVENUE, SUITE 200                       SIXTEENTH FLOOR
            ORLANDO, FLORIDA 32801                       191 PEACHTREE STREET, N.E.
                                                           ATLANTA, GEORGIA 30303
                                                               (404) 572-6600

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF SECURITIES          AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
      TO BE REGISTERED           REGISTERED(1)       PER SHARE(2)          PRICE(2)        REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
  per share..................        5,104              $37.875            $193,314             $58.60
-------------------------------------------------------------------------------------------------------------
Rights to Purchase Series A
  Junior Participating
  Preferred Stock, no par
  value per share............     5,104 rights            N/A                 N/A               $100(3)
=============================================================================================================

(1) Representing shares to be issued by Registrant to the Sunbelt Supply Co. Employee Stock Ownership Plan and Trust (the "ESOP") in connection with that certain Acquisition Agreement dated December 30, 1996 by and among the Registrant, Sunbelt Supply Co., the ESOP and certain other shareholders.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").
(3) The rights to purchase the Series A Junior Participating Preferred Stock will be attached to and trade with shares of the Registrant's Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of the Registrant's Common Stock. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT
ON FORM S-8 (FILE NO. 333-19007)

     The Contents of the Registration Statement on Form S-8 filed by the Registrant on December 30, 1996 relating to the ESOP are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

INCORPORATION BY REFERENCE OF CONTENTS OF THE REGISTRANT'S
ANNUAL REPORT ON FORM 10-K (FILE NO. 001-08772)

     The Contents of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 are hereby incorporated by reference.

ITEM 8.  EXHIBITS

     The following items are filed as exhibits to this Registration Statement:

  EXHIBIT
  NO.:                                   DESCRIPTION
  -------                                -----------
  5.0       --   Opinion of Benjamin P. Butterfield, Esq.
  23.1      --   Consent of Price Waterhouse LLP
  23.3      --   Consent of Benjamin P. Butterfield, Esq. appears in his
                 opinion filed as Exhibit 5
  24.0      --   Power of Attorney (included in the signature page of the
                 Registration Statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Orlando, State of Florida, on this 27th day of May, 1997.

                                          HUGHES SUPPLY, INC.

                                          By:       /s/ DAVID H. HUGHES
                                            ------------------------------------
                                              David H. Hughes
                                              Chairman of the Board and Chief
                                              Executive Officer
                                                   /s/ J. STEPHEN ZEPF
                                            ------------------------------------
                                            J. Stephen Zepf
                                            Treasurer and Chief Financial
                                            Officer,
                                            (Principal Financial and Accounting
                                            Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Hughes and J. Stephen Zepf, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                       TITLE                      DATE
                      ---------                                       -----                      ----

                 /s/ DAVID H. HUGHES                                 Director                May 27, 1997
-----------------------------------------------------
                   David H. Hughes

              /s/ A. STEWART HALL, JR.                               Director                May 27, 1997
-----------------------------------------------------
                A. Stewart Hall, Jr.

                /s/ VINCENT S. HUGHES                                Director                May 27, 1997
-----------------------------------------------------
                  Vincent S. Hughes

                /s/ JOHN D. BAKER II                                 Director                May 27, 1997
-----------------------------------------------------
                  John D. Baker II

               /s/ ROBERT N. BLACKFORD                               Director                May 27, 1997
-----------------------------------------------------
                 Robert N. Blackford

                  /s/ JOHN B. ELLIS                                  Director                May 27, 1997
-----------------------------------------------------
                    John B. Ellis

                /s/ CLIFFORD M. HAMES                                Director                May 27, 1997
-----------------------------------------------------
                  Clifford M. Hames

                      SIGNATURE                                       TITLE                      DATE
                      ---------                                       -----                      ----

               /s/ HERMAN B. MCMANAWAY                               Director                May 27, 1997
-----------------------------------------------------
                 Herman B. McManaway

                /s/ DONALD C. MARTIN                                 Director                May 27, 1997
-----------------------------------------------------
                  Donald C. Martin

                  /s/ H. CORBIN DAY                                  Director                May 27, 1997
-----------------------------------------------------
                    H. Corbin Day
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                                        4

                                 EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  5.0     --   Opinion of Benjamin P. Butterfield, Esq.
 23.1     --   Consent of Price Waterhouse LLP
 23.3     --   Consent of Benjamin P. Butterfield, Esq. appears in his
               opinion filed as Exhibit 5
 24.0     --   Power of Attorney (included in the signature page of the
               Registration Statement)